Exhibit 3.1
    CERTIFICATE OF INCORPORATION
OF
ELEPHANT TALK COMMUNICATIONS CORP.
The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
I.
The name of this corporation is Elephant Talk Communications Corp. (the “Corporation”).
II.
The address of the Corporation’s registered office in the State of Delaware is VCorp Services, LLC, 1811 Silverside Road, Wilmington., Delaware 19810, New Castle County. The name of the Corporation’s registered agent at such address is VCorp Services, LLC.
III.
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
i.This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 300,000,000 shares. 250,000,000 shares shall be Common Stock, each having 0.00001 par value per share. 50,000,000 shares shall be Preferred stock, each having 0.00001 par value per share.
ii.The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as Oran be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
V.
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
i.The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.
ii.
1.The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
2.No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent by the stockholders holding such number of shares of the Corporation as shall be necessary to authorize such action if all shares were present and voting at a meeting of the stockholders.
3.Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
VI.
i.The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.
ii.The Corporation, to the fullest extent permitted by the DGCL, as amended from time to time, shall indemnify any director or officer of the Corporation and may, in the discretion of the Board, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

IN WITNESS WHEREOF, this Certificate has been subscribed this 20th day of September, 2011 by the undersigned who affirms that the statements made herein are true and correct.

Alex Vermeulen
Sole Incorporator

Schipol Boulevard 249,
1118 BH Luchthaven Schiphol
The Netherlands

CERTIFICATE OF MERGER OF
ELEPHANT TALK COMMUNICATIONS, INC.
(a California corporation)
INTO
ELEPHANT TALK COMMUNICATIONS CORP.
(a Delaware corporation)

Pursuant to Tide 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Elephant Talk Communications Corp. a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Elephant Talk Communications, Inc., a California corporation.
SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title S Section 252 of the General Corporation Law of the State of Delaware.
THIRD: The name of the surviving corporation is Elephant Talk Communications Corp. a Delaware corporation.
FOURTH: The Certificate of Incorporation of Elephant Talk Communications Corp. shall be its Certificate of Incorporation.
FIFTH: The authorized stock and raw value of Elephant Talk Communications, Inc. is Two Hundred Fifty Million (250,000,000) Common Stock, having no par value and Fifty Million (50,000,000) Pretoria” Stock, having no par value.
SIXTH: The merger is to become effective on September 26 , 2011.
SEVENTH: The Agreement and Plan of Merger is on file at Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, The Netherlands, an office of the surviving corporation.
EIGHTH: A copy of the Agreement of and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 20th day of September 2011, A.D.,

By: _______________________________
Authorized Officer

Name:     Alex Vermeulen

Title:     General Counsel and Secretary

CORRECTED
CERTIFICATE OF INCORPORATION
OF
ELEPHANT TALK COMMUNICATIONS CORP.

Pursuant to Section 103(f) of the Delaware General Corporation Law (“DGCL”), the undersigned, being an officer of Elephant Talk Communications Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:    The name of the corporation is Elephant Talk Communications Corp.
SECOND:    A certificate of incorporation (the “Certificate of Incorporation”) was filed by the Corporation with the Secretary of State of the State of Delaware on September 26, 2011, and said Certificate of Incorporation requires correction as permitted by Section 103 of the DGCL.
THIRD:    The nature of the informality, error, incorrect statement, or defect of the said instrument to be hereby corrected is due to clerical error, the complete Certificate of Incorporation was not filed. The following pages were omitted: Page 3
FOURTH:     As a result of such inaccuracy, the complete Certificate of Incorporation is attached hereto as Exhibit A.

IN WITNESS WHEREOF, the undersigned has caused this Corrected Certificate of Incorporation to be signed this 7th day of February, 2014.
ELEPHANT TALK COMMUNICATIONS CORP.

By:    ______________________________________
    Name:    Alex Vermeulen
Title:    General Counsel

Exhibit A
CERTIFICATE OF INCORPORATION
OF
ELEPHANT TALK COMMUNICATIONS CORP.
The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
I.
The name of this corporation is Elephant Talk Communications Corp. (the “Corporation”).
II.
The address of the Corporation’s registered office in the State of Delaware is VCorp Services, LLC, 1811 Silverside Road, Wilmington, Delaware 19810, New Castle County. The name of the Corporation’s registered agent at such address is VCorp Services, LLC.
III.
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
a.This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 300,000,000 shares. 250,000,000 shares shall be Common Stock, each having $0.00001 par value per share. 50,000,000 shares shall be Preferred Stock, each having $0.00001 par value per share.
b.The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or’ other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
V.
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
c.The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.
d.
i.The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ii.No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent by the stockholders holding such number of shares of the Corporation as shall be necessary to authorize such action if all shares were present and voting at a meeting of the stockholders.
iii.Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
VI.
e.The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.
f.The Corporation, to the fullest extent permitted by the DGCL, as amended from time to time, shall indemnify any director or officer of the Corporation and may, in the discretion of the Board, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such expenses incurred in defending such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby, provided that the Board of Directors shall not have determined that such person acted in bad faith and in a manner that such person did not believe to be in, or not opposed to, the best interest of the Corporation, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. Such right of indemnification shall be a contract right which may be enforced in any manner enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under this Article. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
g.Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
VIII.
The name and the mailing address of the Sole Incorporator is as follows:
NAME    MAILING ADDRESS

Alex Vermeulen    Schiphol Boulevard 249, 1118 BH Luchthaven
    Schiphol, The Netherlands

IN WITNESS WHEREOF, this Certificate has been subscribed this 26th day of September, 2011 by the undersigned who affirms that the statements made herein are true and correct.

Alex Vermeulen
Sole Incorporator

STATE OF DELAWARE
WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION

It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF ELEPHANT TALK COMMUNICATIONS CORP.
The undersigned, for the purposes of amending the Certificate of Incorporation of Elephant Talk Communications Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(f) of the DCGL at a meeting of the Board on May 10, 2016, a resolution proposing and declaring advisable the following amendment to restate Part A of Article IV of the Certificate of Incorporation of said Corporation:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 550,000,000 shares. 500,000,000 shares shall be Common Stock, each having $0.00001 par value per share. 50,000,000 shares shall be Preferred Stock, each having $0.00001 par value per share.”
SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.
THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 25th day of August, 2016.
ELEPHANT TALK COMMUNICATIONS CORP.

By:    /s/ Gary Brandt
    Name: Gary Brandt
    Title: Chief Restructuring Officer

ELEPHANT TALK COMMUNICATIONS CORP
CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS
AND LIMITATIONS
OF
SERIES A PREFERRED STOCK
Pursuant to Section 151 of the
Delaware General Corporation Law
The undersigned, Robert H. Turner, does hereby certify that:
1.    I am the Chairman of the Board of Elephant Talk Communications Corp., a Delaware corporation (the “Corporation”).
2.    The Corporation is authorized to issue 50,000,000 shares of preferred stock and the number of shares of the Series A Convertible Preferred (that is the series affected by this Certificate of Designation and the resolution set forth below) is one hundred fifty (150). None of the shares of that series has been issued.
3.    The following resolutions were duly adopted by the board of directors of the Corporation (the “Board”):
WHEREAS, the certificate of incorporation of the Corporation provides for a class of authorized stock known as preferred stock, consisting of 50,000,000 shares, $0.00001 par value per share, issuable from time to time in one or more series;
WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, up to one hundred fifty shares of the preferred stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:
TERMS OF PREFERRED STOCK
1.Designation, Amount and Par Value. The series of preferred stock shall be designated as Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to one hundred fifty (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share.
2.Dividends. The Holders shall have no right to receive dividends on the shares of Preferred Stock.
3.Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding common stock, $0.00001 par value per share, of the Corporation (the “Common Stock”) and the then Holders of Preferred Stock, pro rata, according to the number of shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) then outstanding. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board.
4.Conversion.
i.The Holders shall have the right, but not the obligation, from time to time, in whole or in part, to convert each share of Preferred Stock into such number of fully paid and nonassessable shares of Common Stock equal to .04% of the shares of Common Stock issued and outstanding immediately prior to giving effect to such conversion (the “Conversion Rate”). The Holders may exercise their conversion rights hereunder by delivering to the Corporation, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation, and accompanied by a written notice stating that the Holder elects to convert such shares. Each conversion shall be deemed to have been effected on the date when such delivery is made (the “Voluntary Conversion Date”).
ii.At any time on or after the first anniversary of the initial issuance of the Preferred Stock, the Corporation may deliver a notice to all Holders to cause the Holders to convert their Preferred Stock, in whole or in part, at the Conversion Rate. Each such conversion shall be deemed to have been effected on the date when such delivery is made (the “Forced Conversion Date” and together with the Voluntary Conversion Date, the “Conversion Date”). Upon request of the Corporation, the Holders shall deliver to the Corporation, promptly following the Forced Conversion Date, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation. Any such conversion shall be applied ratably to all of the Holders based on the number of shares of Preferred Stock held by the Holders on the Forced Conversion Date.
iii.Notwithstanding the foregoing, the Company shall not issue any shares of Common Stock pursuant to the terms of this Certificate of Designation if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which
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the Company may issue pursuant to the terms of this Certificate of Designation without breaching the Company’s obligations under the rules or regulations of the Principal Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. The Holder acknowledges that under the current rules of NYSE MKT where the Company’s Common Stock is currently listed, stockholders’ approval is required in case of issuance of additional shares in connection with a transaction involving: (i) the sale, issuance, or potential issuance of Common Stock (or securities convertible into Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the Company equals 20% or more of then outstanding Common Stock; or (ii) the sale, issuance, or potential issuance of Common Stock (or securities convertible into Common Stock) equal to 20% or more of then outstanding stock for less than the greater of book or market value of the stock. Until such approval is obtained, the Holders shall not be issued in the aggregate, pursuant to the terms of this Certificate of Designation , shares of Common Stock in an amount greater than the Exchange Cap.
iv.As promptly as practicable after the Conversion Date, but not later than three (3) business days thereafter, the Corporation shall issue and deliver to each converting Holder a certificate(s) representing the shares of Common Stock issuable upon such conversion. In the event of a conversion of portion of a certificate of Preferred Stock, the Corporation shall issue and deliver to the Holder of such certificate a new certificate covering the number of shares of Preferred Stock representing the unconverted portion thereof.
v.No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.
vi.The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.
vii.The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all issued and outstanding shares of Preferred Stock.
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viii.All shares of Common Stock which shall be issued upon conversion of the shares of Preferred Stock hereunder will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.
5.Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are issue and outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then issued and outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other organizational documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of the Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.
6.Miscellaneous.
ix.Notices. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation.
x.Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.
xi.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.
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Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
xii.Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any thins of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.
xiii.Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
[signature page follows]

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Exhibit 3.1
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferred Stock to be duly executed by its Chairman of the Board on September 2, 2016.
ELEPHANT TALK COMMUNICATIONS CORP.

/s/ Robert H. Turner
Name: Robert H. Turner
Title: Chairman of the Board

STATE OF DELAWARE
CERTIFICATE OF CORRECTION
Elephant Talk Communications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:
1.    The name of the corporation is Elephant Talk Communications Corp. (the “Corporation”).
2.    That a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of Delaware on September 2, 2016 and that said Certificate of Designation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.    The inaccuracy of said Certificate is as follows: The Certificate of Designation incorrectly and mistakenly did not include a provision describing the rights and limitations of the holders of the Series A Preferred Stock and the Corporation in the event of a change of control.
4.    Section 4(i) is added to the Certificate of Designation and reads as follows: “In the event of a change of control of the Corporation (meaning an acquisition of 30% or more of issued shares of Common Stock by a single party or a group of parties acting in concert) before the first anniversary of the initial issuance of Preferred Stock, the Corporation may compel the Holders to convert the Preferred Stock into Common Stock at a time of Corporation’s choosing”
IN WITNESS HEREOF, said corporation has caused this Certificate of Correction to be filed on this 9th day of September, 2016.
ELEPHANT TALK COMMUNICATIONS CORP.

By:
Robert H. Turner
Title: Executive Chairman

ELEPHANT TALK COMMUNICATIONS CORP.
CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS
AND LIMITATIONS
OF
SERIES A-1 PREFERRED STOCK
Pursuant to Section 151 of the
Delaware General Corporation Law
The undersigned, Robert H. Turner, does hereby certify that:
1.    I am the Executive Chairman of Elephant Talk Communications Corp., a Delaware corporation (the “Corporation”).
2.    The Corporation is authorized to issue 50,000,000 shares of preferred stock and the number of shares of the Series A-1 Convertible Preferred (that is the series affected by this Certificate of Designation and the resolution set forth below) is one hundred (100). None of the shares of that series has been issued.
3.    The following resolutions were duly adopted by the board of directors of the Corporation (the “Board”):
WHEREAS, the certificate of incorporation of the Corporation provides for a class of authorized stock known as preferred stock, consisting of 50,000,000 shares, $0.00001 par value per share, issuable from time to time in one or more series;
WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, up to one hundred shares of the preferred stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:
TERMS OF PREFERRED STOCK
1.Designation, Amount and Par Value. The series of preferred stock shall be designated as Series A-1 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to one hundred (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share.
2.Dividends. The Holders shall have no right to receive dividends on the shares of Preferred Stock.
3.Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding common stock, $0.00001 par value per share, of the Corporation (the “Common Stock”) and the then Holders of Preferred Stock, pro rata, according to the number of shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis) then outstanding. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board.
4.Conversion.
i.The Holders shall have the right, but not the obligation, from time to time, in whole or in part, to convert each share of Preferred Stock into such number of fully paid and nonassessable shares of Common Stock equal to .04% of the shares of Common Stock issued and outstanding immediately prior to giving effect to such conversion (the “Conversion Rate”). The Holders may exercise their conversion rights hereunder by delivering to the Corporation, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation, and accompanied by a written notice stating that the Holder elects to convert such shares. Each conversion shall be deemed to have been effected on the date when such delivery is made (the “Voluntary Conversion Date”).
ii.At any time on or after September 2, 2017, the Corporation may deliver a notice to all Holders to cause the Holders to convert their Preferred Stock, in whole or in part, at the Conversion Rate. Each such conversion shall be deemed to have been effected on the date when such delivery is made (the “Forced Conversion Date” and together with the Voluntary Conversion Date, the “Conversion Date”). If the Company exercises this option the Preferred Shares and the Series A Preferred Stock will automatically convert simultaneously. Upon request of the Corporation, the Holders shall deliver to the Corporation, promptly following the Forced Conversion Date, during regular business hours at the principal office of the Corporation, the certificate(s) representing the shares of Preferred Stock being converted hereunder, duly endorsed for transfer to the Corporation. Any such conversion shall be applied ratably to all of the Holders based on the number of shares of Preferred Stock held by the Holders on the Forced Conversion Date.
iii.Notwithstanding the foregoing, the Company shall not issue any shares of Common Stock pursuant to the terms of this Certificate of Designation if the issuance of such
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shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Certificate of Designation without breaching the Company’s obligations under the rules or regulations of the Principal Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. The Holder acknowledges that under the current rules of NYSE MKT where the Company’s Common Stock is currently listed, stockholders’ approval is required in case of issuance of additional shares in connection with a transaction involving: (i) the sale, issuance, or potential issuance of Common Stock (or securities convertible into Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the Company equals 20% or more of then outstanding Common Stock; or (ii) the sale, issuance, or potential issuance of Common Stock (or securities convertible into Common Stock) equal to 20% or more of then outstanding stock for less than the greater of book or market value of the stock. Until such approval is obtained, the Holders shall not be issued in the aggregate, pursuant to the terms of this Certificate of Designation , shares of Common Stock in an amount greater than the Exchange Cap.
iv.As promptly as practicable after the Conversion Date, but not later than three (3) business days thereafter, the Corporation shall issue and deliver to each converting Holder a certificate(s) representing the shares of Common Stock issuable upon such conversion. In the event of a conversion of portion of a certificate of Preferred Stock, the Corporation shall issue and deliver to the Holder of such certificate a new certificate covering the number of shares of Preferred Stock representing the unconverted portion thereof.
v.No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board.
vi.The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.
vii.The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all issued and outstanding shares of Preferred Stock.
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viii.All shares of Common Stock which shall be issued upon conversion of the shares of Preferred Stock hereunder will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.
ix.In the event of a change of control of the Corporation (meaning an acquisition of 30% or more of issued shares of Common Stock by a single party or a group of parties acting in concert) before the first anniversary of the initial issuance of Preferred Stock, the Corporation may compel the Holders to convert the Preferred Stock into Common Stock at a time of Corporation’s choosing.
5.Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are issue and outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then issued and outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other organizational documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of the Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.
6.Miscellaneous.
x.Notices. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation.
xi.Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.
xii.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each
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party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
xiii.Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.
xiv.Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
[signature page follows]

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Exhibit 3.1
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferred Stock to be duly executed by its Chairman on October 28, 2016.

ELEPHANT TALK COMMUNICATIONS CORP.

Name: Robert H. Turner
Title: Executive Chairman

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF ELEPHANT TALK COMMUNICATIONS CORP.
The undersigned, for the purposes of amending the Certificate of Incorporation of Elephant Talk Communications Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141 of the DCGL at a meeting of the Board on May 10, 2016, a resolution proposing and declaring advisable the following amendment to Article I of the Certificate of Incorporation of said Corporation:
FIRST: The name of the corporation is “Pareteum Corporation” (the “Corporation”).
SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.
THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 1st day of November, 2016.
ELEPHANT TALK COMMUNICATIONS CORP.

By:
    Name: Robert H. Turner
    Title: Executive Chairman

Exhibit 3.1
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF PARETEUM CORPORATION
The undersigned, for the purposes of amending the Certificate of Incorporation of Pareteum Corporation. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(f) of the DCGL at a meeting of the Board on February 14, 2017, a resolution proposing and declaring advisable the following amendment to restate Part A of Article IV of the Certificate of Incorporation of said Corporation:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 550,000,000 shares. 500,000,000 shares shall be Common Stock, each having $0.00001 par value per share. 50,000,000 shares shall be Preferred Stock, each having $0.00001 par value per share. Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each twenty-five (25) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Effective Time, shall receive in cash the fair value of the fraction of a share. The fair value of a share will be based upon the volume weighted average price for the five (5) days preceding the Effective Time.”
SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.
THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.
FOURTH: The Effective Time of this Certificate of Amendment shall be 4:01 p.m., Eastern time, on February 24, 2017.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 23rd day of February, 2017.
PARETEUM CORPORATION

Robert H. Turner,
Executive Chairman

Exhibit 3.1
PARETEUM CORPORATION
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW
The undersigned, Edward O’Donnell, does hereby certify that:
1.    He is the Principal Financial Officer of Pareteum Corporation., a Delaware corporation (the “Corporation”).
2.    The Corporation is authorized to issue 50,000,000 shares of “preferred stock, of which none are issued or outstanding.
3.    The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):
WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 50,000,000, $0.00001 par value per share, issuable from time to time in one or more series;
WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred B stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 13,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK
i.Definitions. For the purposes hereof, the following terms shall have the following meanings:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.
“Alternate Consideration” shall have the meaning set forth in Section 7(e).
“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Buy-In” shall have the meaning set forth in Section 6(c)(iv).
“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company disposes of all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Corporation’s common stock, par value 50.00001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Conversion Amount” means the sum of the Stated Value at issue.
“Conversion Date” shall have the meaning set forth in Section 6(a).
“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fundamental Transaction” shall have the meaning set forth in Section 7(e). “Holder” shall have the meaning given such term in Section 2.
“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.
“Liquidation” shall have the meaning set forth in Section 5.
“New York Courts” shall have the meaning set forth in Section 8(d).
“Notice of Conversion” shall have the meaning set forth in Section 6(a).
“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Preferred Stock” shall have the meaning set forth in Section 2.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Delivery Date” shall have the meaning set forth in Section 6(c).
“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.
“Subsidiary” means any subsidiary of the Corporation as set forth on Exhibit 21 to the Corporation’s Annual Report on Form 10-K most recently filed with the Commission, and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date hereof.
“Successor Entity” shall have the meaning set forth in Section 7(e).
“Trading Day” means a day on which the principal Trading Market is open for business.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer and Trust Company, the current transfer agent of the Corporation, with a mailing address of 1 State Street, 30th Floor, New York, NY 10004, and any successor transfer agent of the Corporation.
“Underwriting Agreement” means that agreement between the Corporation and Dawson James Securities, Inc.
ii.Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 13,000 (which shall not be subject to increase without the written consent of holders of a majority in interest of the Preferred Stock then outstanding (each, a “Holder” and collectively, the “Holders”). Each share of Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $920.00 (the “Stated Value”).
iii.Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.
iv.Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.
v.Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each Holder.
vi.Conversion.
a.Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.
b.Conversion Price. The conversion price for the Preferred Stock shall equal $0.92, subject to adjustment herein (the “Conversion Price”).
c.Mechanics of Conversion.
1.Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions and (B) a bank check in the amount of accrued and unpaid dividends. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the applicable Conversion Shares are either registered for issuance, registered for resale or eligible for resale under Rule 144 of the Securities Act without volume or manner-of-sale restriction pursuant to Rule 144 of the Securities Act and without the requirement for the Corporation to be in compliance with the current public information requirements under Rule 144(c)(1) of the Securities Act, the Corporation shall deliver the Conversion Shares electronically through the DTC or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered on or prior to 12:00 p.m. (New York City time) on the Original Issue Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Corporation agrees to deliver the Conversion Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

2.Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.
3.Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) on the Share Delivery Date applicable to such conversion (the “Penalty Date”), the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Penalty Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
4.Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holders, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-in with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.
5.Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
6.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
7.Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.
d.Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of

Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 6151 day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.
vii.Certain Adjustments.
e.Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of

Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
f.RESERVED.
g.Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
h.Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
i.Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional cash, securities and/or other property or consideration (the “Alternate Consideration”) receivable by holders of Common Stock as a result of such Fundamental Transaction for each share of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 7(e) pursuant to written agreements in customary form and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for the Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction); provided, however, if such Fundamental Transaction is also a Change of Control Transaction in which the Corporation is not the surviving entity, then all shares of Preferred Stock shall, upon consummation of such Change of Control Transaction, automatically without any further action of any Holder thereof, be converted into Conversion Shares, provided that any conversion of shares of Preferred Stock of a Holder shall be subject to the beneficial ownership limitation of Section 6(d) applicable to such Holder. Upon the occurrence of any such Fundamental Transaction, if applicable, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein.
j.Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
k.Notice to the Holders.
8.Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

9.Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Corporation enters into a Change of Control Transaction, or (F) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered by facsimile or email to each Holder at its last facsimile or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
viii.Miscellaneous.
l.Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Executive Chairman, e-mail address: hal.turner@pareteum.com, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
m.Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.
n.Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.
o.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated herein (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
p.Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.
q.Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.
r.Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
s.Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
t.Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Underwriting Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Convertible Preferred Stock.
*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this 2nd day of November, 2017.

/s/Edward O’Donnell
Edward O’Donnell
Chief Financial Officer

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)
The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of Pareteum Corp., Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.
Conversion calculations:
Date to Effect __________________________________________________________________ Conversion:
Number of shares of Preferred Stock owned prior to ___________________________________ Conversion:
Number of shares of Preferred Stock to be __________________________________________ Converted:
Stated Value of shares of Preferred Stock to be _______________________________________ Converted:
Number of shares of Common Stock to be ___________________________________________ Issued:
Applicable Conversion ___________________________________________________________ Price:
Number of shares of Preferred Stock subsequent to ____________________________________ Conversion:

Address for Delivery:
or

DWAC Instructions:
Broker no:
Account no:

[HOLDER]

By:    _______________________________
    Name:
    Title:

PAREteUM CORPORATION

CERTIFICAte OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
8% SERIES C REDEEMABLE PREFERRED STOCK
Pursuant to Section 151 of the
Delaware General Corporation Law
Pareteum Corporation, a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.
RESOLVED, that pursuant to the authority granted to the Board in accordance with the provisions of the Corporation’s Certificate of Incorporation, as amended to date, the Board hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:
1.Designation and Number. A series of preferred stock, designated the 8% Series C Redeemable Preferred Stock (the “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be 255.
2.Stated Value. The Series C Preferred Stock shall have a stated value of $100,000 per share.
3.Rank. The Series C Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, will rank (i) senior to the common stock, par value $0.00001 per share, of the Corporation (the “Common Stock”) and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation; (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation (collectively, the “Parity Preferred Stock”); (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and to all existing and future indebtedness of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into common stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation.

4.Redemption. The Series C Preferred Stock shall be subject to redemption by the Corporation as provided below:
(a)Term Redemption. The Corporation shall redeem, out of funds legally available therefor, all shares of Series C Preferred Stock on the one-year anniversary of the date of issuance (the “Redemption Date”), at a price per share equal to the 112.5% of the Stated Value per share of Series C Preferred Stock (the “Redemption Price”).
(b)Procedures for Redemption.
(i)If the Corporation shall determine or be required to redeem, in whole or in part, shares of Series C Preferred Stock, the Corporation shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by electronic mail transmission to holders thereof. A Notice of Redemption shall be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the number of shares of Series C Preferred Stock to be redeemed; (C) the Redemption Price on a per share basis; (D) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; and (E) the provisions hereof under which such redemption is made. If fewer than all shares of Series C Preferred Stock held by any holder are to be redeemed, the Notice of Redemption delivered to such holder shall also specify the number of shares of Series C Preferred Stock to be redeemed from such holder or the method of determining such number. The Corporation may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant hereto that such redemption is subject to one or more conditions precedent and that the Corporation shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.
(ii)If the Corporation shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Corporation), the Corporation shall pay the Redemption Price to the holders of the shares of Series C Preferred Stock called for redemption on the Redemption Date in immediately available funds.
(iii)On or after the Redemption Date, each holder of shares of Series C Preferred Stock in certificated form (if any) that are subject to redemption shall surrender the certificate(s) representing such shares of Series C Preferred Stock to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such shares of Series C Preferred Stock, without interest, and in the case of a redemption of fewer than all the shares of Series C Preferred Stock represented by such certificate(s), a new certificate representing the shares of Series C Preferred Stock that were not redeemed.

(iv)To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance herewith and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available.
(c)Compliance With Applicable Law. In effecting any redemption pursuant to this Section 4, the Corporation shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any applicable Delaware law, but shall effect no redemption except in accordance with any applicable Delaware law.
(d)Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 4, the Corporation may, in its sole discretion and without a stockholder vote, modify the procedures set forth above with respect to notification of redemption for the Series C Preferred Stock; provided that such modification does not materially and adversely affect the holders of the shares of Series C Preferred Stock or cause the Corporation to violate any applicable law, rule or regulation; and provided, further, that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.
5.Dividends.
(a)From and after the date of issuance of any share of Series C Preferred Stock, non-cumulative dividends on such share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum on the Stated Value thereof (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series C Preferred Stock). All accrued dividends on any share shall be paid on the Redemption Date out of funds legally available therefor. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board that is not more than 20 nor less than seven days prior to the Redemption Date.
(b)No dividends on shares of Series C Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.
(c)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series C Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that dividends per share on the Series C Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a dividend) bear to each other.
(d)Except as provided in the immediately preceding paragraph, unless full dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than a dividend in shares of Common Stock or other shares of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by exchange for other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends). Holders of shares of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends on the Series C Preferred Stock as provided above.
(e)The Corporation may, at its option, pay dividends in fully paid and non-assessable shares, including fractional shares, of Series C Preferred Stock or other capital stock of the Corporation with substantially identical terms as the Series C Preferred Stock determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to Series C Preferred Stock owned by such record holder by (y) the Stated Value.
6.Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $0.00001 per share, plus an amount equal to any unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series C Preferred Stock as to liquidation rights. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series C Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series C Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series C Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series C Preferred Stock and such class or series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidation preference, plus any unpaid dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
7.Voting Rights. Holders of the Series C Preferred Stock will not have any voting rights, except as otherwise required by law.
8.Term. The Series C Preferred Stock will not be subject to any sinking fund but must be redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment on the Redemption Date.
9.No Preemptive Rights. No holder of the Series C Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
10.Status of Redeemed or Repurchased Series C Preferred Stock. Shares of Series C Preferred Stock that at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of undesignated Preferred Stock.
11.Notice. All notices or communications hereunder, unless otherwise specified herein, shall be sufficiently given if in writing and delivered in person, by telecopier, by electronic mail transmission or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 11 shall be deemed given on the date received or, if mailed by first class mail, on the date five calendar days after which such notice is mailed.
[Signature on Following Page]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed in its name and on its behalf on this 10th day of December, 2019.
Pareteum Corporation

By:    ______________________________
Name:    Alexander Korff
Title:    Corporate Secretary

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